Exhibit 99.2 An S&P 500 SUPPLEMENTAL OPERATING company S&P High Yield & FINANCIAL DATA Dividend Aristocrats® Q3 2019 index member

Table Of Contents Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 Adjusted EBITDAre & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Top 10 Industries 17 Industry Diversification 18 Geographic Diversification 20 Property Type Composition 22 Same Store Rental Revenue 23 Leasing Data Occupancy 25 Leasing Activity 26 Lease Expirations 27 Earnings Guidance 28 Analyst Coverage 29 This Supplemental Operating & Financial Data should be read in connection with the company's third quarter 2019 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on November 4, 2019) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Q3 2019 Supplemental Operating & Financial Data 2

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with commercial tenants. For over 50 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements.

Portfolio Overview

At September 30, 2019, we owned a diversified portfolio of 5,964 properties located in 49 U.S. states, Puerto Rico and the United Kingdom (U.K.), with over 100.5 million square feet of leasable space. Our properties are leased to 274 different commercial tenants doing business in 49 separate industries. Approximately 83% of our quarterly rental revenue was generated from retail properties, 12% from industrial properties, and the remaining was from other property types. Our physical occupancy as of September 30, 2019 was 98.3%, with a weighted average remaining lease term of approximately 9.3 years. Annualized base rent on our leases as of September 30, 2019 is approximately $1.437 billion.

Common Stock

Our Common Stock is traded on the New York Stock Exchange under the symbol "O".

		September 30, 2019
Closing price	$	76.68
Shares and units outstanding		326,373,400
Market value of common equity	$	25,026,312,000
Total market capitalization	$	32,092,298,000

Senior Management

Sumit Roy, President & Chief Executive Officer

Paul M. Meurer, EVP, Chief Financial Officer and Treasurer

Michael R. Pfeiffer, EVP, Chief Administrative Officer, General Counsel and Secretary

Neil M. Abraham, EVP, Chief Strategy Officer

Mark E. Hagan, EVP, Chief Investment Officer

Benjamin N. Fox, EVP, Asset Management & Real Estate Operations

Credit Ratings

Moody's	A3	Stable Outlook
Standard & Poor's	A-	Stable Outlook
Fitch	BBB+	Stable Outlook

Dividend Information as of October 2019

- Current annualized dividend of $2.724 per share
- Compound average annual dividend growth rate of approximately 4.5%
- 592 consecutive monthly dividends declared
- 88 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, California 92130
Phone: (858) 284-5000
Website: www.realtyincome.com

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

Q3 2019 Supplemental Operating & Financial Data 3

Consolidated Statements Of Income (dollars in thousands, except per share amounts (1)) (unaudited) (unaudited) Three months ended Nine months ended September 30, September 30, 2019 2018 2019 2018 REVENUE Rental (including reimbursable) (2) $ 372,312 $ 337,252 $ 1,090,601 $ 980,365 Other 1,935 829 3,461 4,897 Total revenue 374,247 338,081 1,094,062 985,262 EXPENSES Depreciation and amortization 149,424 136,967 437,367 402,069 Interest 73,410 69,342 215,918 195,385 General and administrative 16,460 16,332 50,153 49,970 Property (including reimbursable) 20,354 15,806 63,332 48,594 Income taxes 1,822 1,302 4,422 3,733 Provisions for impairment 13,503 6,862 31,236 25,034 Total expenses 274,973 246,611 802,428 724,785 Gain on sales of real estate 1,674 7,813 15,828 18,818 Foreign currency and derivative gains, net 327 — 463 — Net income 101,275 99,283 307,925 279,295 Net income attributable to noncontrolling interests (226) (284) (740) (753) Net income available to common stockholders $ 101,049 $ 98,999 $ 307,185 $ 278,542 Net income available to common stockholders per common share: Basic $ 0.32 $ 0.34 $ 0.99 $ 0.97 Diluted $ 0.32 $ 0.34 $ 0.98 $ 0.97 (1) Unless otherwise indicated, all dollar amounts are expressed in U.S. dollars. (2) Includes rental revenue (reimbursable) of $15,523 and $12,479 for the three months ended September 30, 2019 and September 30, 2018, respectively, and $49,274 and $35,174 for the nine months ended September 30, 2019 and September 30, 2018, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from tenants for recoverable real estate taxes and operating expenses. Q3 2019 Supplemental Operating & Financial Data 4

Funds From Operations (FFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations.

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts' (NAREIT's) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments.

	Three months ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Net income available to common stockholders	$ 101,049	$ 98,999	$ 307,185	$ 278,542
Depreciation and amortization	149,424	136,967	437,367	402,069
Depreciation of furniture, fixtures and equipment	(136)	(166)	(438)	(493)
Provisions for impairment	13,503	6,862	31,236	25,034
Gain on sales of real estate	(1,674)	(7,813)	(15,828)	(18,818)
FFO adjustments allocable to noncontrolling interests	(135)	(299)	(327)	(820)
FFO available to common stockholders	$ 262,031	$ 234,550	$ 759,195	$ 685,514
FFO allocable to dilutive noncontrolling interests	362	217	1,032	667
Diluted FFO	$ 262,393	$ 234,767	$ 760,227	$ 686,181
FFO per common share:				
Basic	$ 0.82	$ 0.81	$ 2.44	$ 2.39
Diluted	$ 0.82	$ 0.81	$ 2.43	$ 2.39
Distributions paid to common stockholders	$ 216,248	$ 191,703	$ 629,658	$ 564,747
FFO available to common stockholders in excess of distributions paid to common stockholders	$ 45,783	$ 42,847	$ 129,537	$ 120,767
Weighted average number of common shares used for FFO per share computations:				
Basic	319,945,932	290,664,368	311,556,279	286,599,191
Diluted	320,726,136	291,207,186	312,300,391	287,105,285

Q3 2019 Supplemental Operating & Financial Data

5

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three months ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Net income available to common stockholders	$ 101,049	$ 98,999	$ 307,185	$ 278,542
Cumulative adjustments to calculate FFO [1]	160,982	135,551	452,010	406,972
FFO available to common stockholders	262,031	234,550	759,195	685,514
Amortization of share-based compensation	3,187	3,870	10,478	12,527
Amortization of deferred financing costs	1,299	1,014	3,471	2,872
Amortization of net mortgage premiums	(354)	(354)	(1,061)	(1,167)
Loss (gain) on interest rate swaps	694	(265)	2,058	(3,064)
Straight-line income from cross-currency swaps	1,754	—	2,553	—
Leasing costs and commissions	(851)	(379)	(1,880)	(2,831)
Recurring capital expenditures	(406)	(382)	(577)	(529)
Straight-line rent	(7,642)	(6,575)	(19,735)	(18,207)
Amortization of above and below-market leases	5,486	4,655	13,227	12,426
Other adjustments	157	61	297	203
Total AFFO available to common stockholders	$ 265,355	$ 236,195	$ 768,026	$ 687,744
AFFO allocable to dilutive noncontrolling interests	368	227	1,064	692
Diluted AFFO	$ 265,723	$ 236,422	$ 769,090	$ 688,436
AFFO per common share:				
Basic	$ 0.83	$ 0.81	$ 2.47	$ 2.40
Diluted	$ 0.83	$ 0.81	$ 2.46	$ 2.40
Distributions paid to common stockholders	$ 216,248	$ 191,703	$ 629,658	$ 564,747
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 49,107	$ 44,492	$ 138,368	$ 122,997
Weighted average number of common shares used for AFFO per share computations:				
Basic	319,945,932	290,664,368	311,556,279	286,599,191
Diluted	320,726,136	291,207,186	312,300,391	287,105,285

[1] See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q3 2019 Supplemental Operating & Financial Data

6

Consolidated Balance Sheets (dollars in thousands , except per share amounts) September 30, 2019 December 31, 2018 ASSETS (unaudited) Real estate, at cost: Land $ 5,085,951 $ 4,682,660 Buildings and improvements 13,062,209 11,858,806 Total real estate, at cost 18,148,160 16,541,466 Less accumulated depreciation and amortization (3,017,204) (2,714,534) Net real estate held for investment 15,130,956 13,826,932 Real estate held for sale, net 15,770 16,585 Net real estate 15,146,726 13,843,517 Cash and cash equivalents 236,064 10,387 Accounts receivable 163,444 144,991 Lease intangible assets, net 1,313,798 1,199,597 Goodwill 14,503 14,630 Other assets, net 305,369 47,361 Total assets $ 17,179,904 $ 15,260,483 LIABILITIES AND EQUITY Distributions payable $ 74,735 $ 67,789 Accounts payable and accrued expenses 163,154 133,765 Lease intangible liabilities, net 326,172 310,866 Other liabilities 260,357 127,109 Line of credit payable — 252,000 Term loans, net 498,936 568,610 Mortgages payable, net 282,053 302,569 Notes payable, net 6,256,400 5,376,797 Total liabilities 7,861,807 7,139,505 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 740,200,000 shares authorized, 325,910,281 shares issued and outstanding as of September 30, 2019 and 370,100,000 shares authorized, 303,742,090 shares issued and outstanding as of December 31, 2018 12,294,138 10,754,495 Distributions in excess of net income (2,987,120) (2,657,655) Accumulated other comprehensive loss (13,599) (8,098) Total stockholders’ equity 9,293,419 8,088,742 Noncontrolling interests 24,678 32,236 Total equity 9,318,097 8,120,978 Total liabilities and equity $ 17,179,904 $ 15,260,483 Q3 2019 Supplemental Operating & Financial Data 7

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of September 30, 2019	Principal Balance as of September 30, 2019		% of Debt	Interest Rate as of September 30, 2019	Weighted Average Years until Maturity
Credit Facility						
Credit Facility [1]	March 24, 2023	$ —		—%	2.88%	3.5 years
Unsecured Term Loans						
Term Loan - Realty Income 2020 [2]	June 30, 2020	250,000		3.5%	2.62%	0.8 years
Term Loan - Realty Income 2024 [3]	March 24, 2024	250,000		3.5%	3.89%	4.5 years
	Principal amount	500,000		7.0%	3.25% [7]	2.6 years
Deferred financing costs		(1,064)				
	Carrying value	498,936				
Senior Unsecured Notes and Bonds						
5.750% Notes due 2021	January 15, 2021	250,000		3.5%	5.75%	
3.250% Notes due 2022	October 15, 2022	950,000		13.5%	3.25%	
4.650% Notes due 2023	August 1, 2023	750,000		10.6%	4.65%	
3.875% Notes due 2024	July 15, 2024	350,000		5.0%	3.88%	
3.875% Notes due 2025	April 15, 2025	500,000		7.1%	3.88%	
4.125% Notes due 2026	October 15, 2026	650,000		9.2%	4.13%	
3.000% Notes due 2027	January 15, 2027	600,000		8.5%	3.00%	
3.650% Notes due 2028	January 15, 2028	550,000		7.8%	3.65%	
3.250% Notes due 2029	June 15, 2029	500,000		7.1%	3.25%	
2.730% Notes due 2034 [4]	May 20, 2034	387,104		5.5%	2.73%	
5.875% Bonds due 2035	March 15, 2035	250,000		3.5%	5.88%	
4.650% Notes due 2047	March 15, 2047	550,000		7.8%	4.65%	
	Principal amount	6,287,104		89.1%	3.90% [7]	8.5 years
Unamortized net premiums and deferred financing costs		(30,704)				
	Carrying value	6,256,400				
Mortgages Payable						
25 mortgages on 59 properties	July 2020 - June 2032	278,882	[5]	3.9%	5.16%	2.6 years
Unamortized net premiums and deferred financing costs		3,171				
	Carrying value	282,053				
	Total Fixed Rate Debt $	**7,065,986**	[6]	**100.0%**	**3.90%** [7]	**7.9 years**

[1] We have a $3.0 billion unsecured revolving credit facility bearing interest at LIBOR plus 0.775% with an initial term that expires in March 2023. It includes, at our election, two six-month extension options, at a cost of 0.0625% of the facility commitment, or $1.875 million per option. The credit facility also has a $1.0 billion expansion option.

[2] Borrowing under the term loan has been swapped to fixed and bears interest at an all-in rate of 2.62%.

[3] Borrowing under the term loan has been swapped to fixed and bears interest at an all-in rate of 3.89%.

[4] Represents the principal balance (in U.S. dollars) of the Sterling-denominated private placement of £315.0 million, which approximates $387.1 million based on the applicable exchange rate on September 30, 2019.

[5] The mortgages payable are at fixed interest rates as of September 30, 2019.

[6] Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

[7] The totals are calculated as the weighted average interest rate as of September 30, 2019 for each respective category.

Q3 2019 Supplemental Operating & Financial Data 8

Debt Maturities as of September 30, 2019 (dollars in millions) Debt Maturities Year of Credit Term Mortgages Senior Unsecured Weighted Average Maturity Facility Loans Payable Notes and Bonds Total Interest Rate 2019 $ — $ — $ 1.2 $ — $ 1.2 5.61% 2020 — 250.0 82.4 — 332.4 3.21% 2021 — — 67.0 250.0 317.0 5.73% 2022 — — 109.7 950.0 1,059.7 3.43% 2023 — — 6.7 750.0 756.7 4.65% Thereafter — 250.0 11.9 4,337.1 4,599.0 3.81% Totals $ — $ 500.0 $ 278.9 $ 6,287.1 $ 7,066.0 Mortgages Payable Maturities by Quarter  Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2019 $ — $ — $ — $ 1.2 $ 1.2 5.61% 2020 1.2 1.2 12.6 67.4 82.4 4.99% 2021 18.2 17.7 30.7 0.4 67.0 5.65% 2022 0.4 10.0 61.6 37.7 109.7 4.98% 2023 0.3 5.9 0.3 0.2 6.7 4.11% Thereafter — — — 11.9 11.9 5.69% Totals $ 20.1 $ 34.8 $ 105.2 $ 118.8 $ 278.9 Q3 2019 Supplemental Operating & Financial Data 9

Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Capitalization as of September 30, 2019 Capital Structure as of September 30, 2019 Principal Debt Balance Credit Facility $ — Unsecured Term Loans 500,000 Senior Unsecured Notes and Bonds 6,287,104 Mortgages Payable 278,882 Total Debt $ 7,065,986 Shares / Equity Units Stock Price Market Value Common Stock (NYSE: "O") 325,910,281 $ 76.68 $ 24,990,800 Common Units 463,119 $ 76.68 $ 35,512 Total Equity $ 25,026,312 Total Market Capitalization (1) $ 32,092,298 Debt/Total Market Capitalization (1) 22.0% (1) Our enterprise value was $31,856,234 (total market capitalization less cash on hand). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data Liquidity as of September 30, 2019 Year-over-Year Cash on Hand $ 236,064 YTD 2019 YTD 2018 Growth Rate Availability under Credit Facility 3,000,000 Common Dividend Paid per Share $ 2.030 $ 1.969 3.1% $ 3,236,064 AFFO per Share (diluted) $ 2.46 $ 2.40 2.5% AFFO Payout Ratio 82.5% 82.0% Q3 2019 Supplemental Operating & Financial Data 10

Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) Three months ended September 30, 2019 Debt Service & Fixed Charge Coverage (4) Net income $ 101,275 Interest 73,410 Income taxes 1,822 Depreciation and amortization 149,424 Provisions for impairment 13,503 Gain on sales of real estate (1,674) Foreign currency and derivative gains, net (2) (327) Quarterly Adjusted EBITDAre $ 337,433 Annualized Adjusted EBITDAre $ 1,349,732 Net Debt/Adjusted EBITDAre (3) 5.0 (1) The National Association of Real Estate Investment Trusts (NAREIT) came to the conclusion that a NAREIT-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among REITs. Our definition of "Adjusted EBITDAre" is generally consistent with the NAREIT definition, other than our adjustment to remove foreign currency and derivative gains and losses, as described below (which is consistent with our previous calculations of "Adjusted EBITDA"). We define Adjusted EBITDAre, a non–GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) provisions for impairment losses, (v) gain on sales of real estate, and (vi) foreign currency and derivative gains, net. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by NAREIT, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents the company’s current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to net income as a measure of our operating performance. Our ratio of debt to Adjusted EBITDAre, which is used by management as a measure of leverage, is calculated by annualizing quarterly Adjusted EBITDAre and then dividing by net debt. Net debt is total debt per the consolidated balance sheet, less cash and cash equivalents. (2) Includes foreign currency gains and losses as a result of intercompany debt and certain remeasurement transactions. (3) Our ratio of debt to Adjusted EBITDAre, which is used by management as a measure of leverage, is calculated by annualizing quarterly Adjusted EBITDAre and then dividing by net debt. Net debt is total debt per the consolidated balance sheet, less cash and cash equivalents. (4) Fixed charge coverage is calculated in the same manner as the debt service coverage, except that preferred stock dividends are also added to the denominator. Since we redeemed our Class F preferred stock in April 2017, our fixed charge coverage is equivalent to our debt service coverage. Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service and fixed charge coverage. Q3 2019 Supplemental Operating & Financial Data 11

Debt Covenants As of September 30, 2019 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 37.7% Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 1.5% Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 4.7x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 268.4% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on October 1, 2018, and subject to certain additional adjustments.  Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of October 1, 2018, nor does it purport to reflect our debt service coverage ratio for any future period. Our fixed charge coverage is calculated in the same manner as our debt service coverage, except that preferred stock dividends are also added to the denominator; since we redeemed our Class F preferred dividends in April 2017, our fixed charge coverage ratio is equivalent to our debt service coverage. Q3 2019 Supplemental Operating & Financial Data 12

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2019

	Number of Properties		Investment	Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Acquisitions - U.S.	97	$	508,573 $	33,905	1,908,385	6.7%	17.0
Properties under Development [2]	8		10,919	785	349,752	7.2%	17.3
Total Real Estate Investments	105	$	519,492 $	34,690	2,258,137	6.7%	17.0

Approximately 31% of the annualized revenue generated by these investments is from investment grade tenants [3]

Second Quarter 2019

	Number of Properties		Investment	Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Acquisitions - U.S.	78	$	532,297 $	36,841	2,244,414	6.9%	14.8
Acquisitions - U.K.	12		549,192	28,833	1,131,283	5.3%	14.8
Total Acquisitions	90	$	1,081,489 $	65,674	3,375,697	6.1%	14.8
Properties under Development [2]	12		13,243	965	417,428	7.3%	15.9
Total Real Estate Investments	102	$	1,094,732 $	66,639	3,793,125	6.1%	14.8

Approximately 12% of the annualized revenue generated by these investments is from investment grade tenants [3]

Third Quarter 2019

	Number of Properties		Investment	Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Acquisitions - U.S.	39	$	372,019 $	21,320	2,041,723	5.7%	15.1
Acquisitions - U.K.	1		27,622	1,319	37,737	4.8%	20.6
Total Acquisitions	40	$	399,641 $	22,639	2,079,460	5.7%	15.4
Properties under Development [2]	11		11,865	910	446,670	7.7%	15.0
Total Real Estate Investments	51	$	411,506 $	23,549	2,526,130	5.7%	15.4

Approximately 56% of the annualized revenue generated by these investments is from investment grade tenants [3]

Year-to-Date 2019

	Number of Properties		Investment	Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Acquisitions - U.S.	214	$	1,412,889 $	92,066	6,194,522	6.5%	15.7
Acquisitions - U.K.	13		576,814	30,152	1,169,020	5.2%	15.0
Total Acquisitions	227	$	1,989,703 $	122,218	7,363,542	6.1%	15.5
Properties under Development [2]	14		36,027	2,660	446,670	7.4%	16.0
Total Real Estate Investments	241	$	2,025,730 $	124,878	7,810,212	6.2%	15.5

Approximately 25% of the annualized revenue generated by these investments is from investment grade tenants [3]

[1] Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).

[2] Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

[3] Refer to footnote 2 on page 16 for our definition of investment grade tenants.

Q3 2019 Supplemental Operating & Financial Data 13

Disposition Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2019

	Number of Properties		Original Investment		Net Book Value		Net Proceeds [1]	Cash Capitalization Rate [2]
Occupied	4	$	7,309	$	5,550	$	11,542	9.5%
Vacant	14		22,654		8,764		9,813	—
Total Real Estate Dispositions	18	$	29,963	$	14,314	$	21,355	

The unlevered internal rate of return on properties sold during the first quarter was 5.4%

Second Quarter 2019

	Number of Properties		Original Investment		Net Book Value		Net Proceeds	Cash Capitalization Rate [2]
Occupied	2	$	16,637	$	13,122	$	15,572	7.9%
Vacant	16		19,561		8,134		13,024	—
Total Real Estate Dispositions	18	$	36,198	$	21,256	$	28,596	

The unlevered internal rate of return on properties sold during the second quarter was 7.9%

Third Quarter 2019

	Number of Properties		Original Investment		Net Book Value		Net Proceeds	Cash Capitalization Rate [2]
Occupied	6	$	6,256	$	5,098	$	6,469	8.4%
Vacant	21		35,005		14,673		15,080	—
Total Real Estate Dispositions	27	$	41,261	$	19,771	$	21,549	

The unlevered internal rate of return on properties sold during the third quarter was 7.6%

Year-to-Date 2019

	Number of Properties		Original Investment		Net Book Value		Net Proceeds [1]	Cash Capitalization Rate [2]
Occupied	12	$	30,202	$	23,770	$	33,583	8.6%
Vacant	51		77,220		31,571		37,917	—
Total Real Estate Dispositions	63	$	107,422	$	55,341	$	71,500	

The unlevered internal rate of return on properties sold during the first nine months was 7.1%

[1] Data excludes properties sold as a result of eminent domain activities. During the first quarter of 2019 we were awarded net proceeds of $1,101,000 related to one eminent domain transaction.

[2] Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

Q3 2019 Supplemental Operating & Financial Data 14

Development Pipeline (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Retail

	Number of Properties		Investment to Date		Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	8	$	11,480	$	19,013	$	30,493	100%
Development of existing properties	2		2,461		4,517		6,977	83%
	10	$	13,941	$	23,530	$	37,470	

Non-Retail

	Number of Properties		Investment to Date		Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	—	$	—	$	—	$	—	—%
Development of existing properties	—		—		—		—	—%
	—	$	—	$	—	$	—	

Total

	Number of Properties		Investment to Date		Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	8	$	11,480	$	19,013	$	30,493	100%
Development of existing properties	2		2,461		4,517		6,977	83%
	10	$	13,941	$	23,530	$	37,470	

For the nine months ended September 30, 2019, the Company had ten development properties under construction (noted above) and nine development properties completed during the year. Estimated total costs are approximately $87.1 million.

(1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

(2) Estimated rental revenue commencement dates on properties under development are between October 2019 and January 2020.

Q3 2019 Supplemental Operating & Financial Data 15

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at September 30, 2019 include the following:

Tenant	Number of Leases	% of Revenue	Investment Grade Ratings (S&P/Moody's/Fitch)
Walgreens	215	5.7%	BBB/Baa2/BBB
7-Eleven	398	5.1%	AA-/Baa1/-
FedEx	42	4.4%	BBB/Baa2/-
Dollar General	609	3.8%	BBB/Baa2/-
LA Fitness	55	3.6%	—
AMC Theatres	34	3.2%	—
Dollar Tree / Family Dollar	469	3.1%	BBB-/Baa3/-
Regal Cinemas	41	3.1%	—
Wal-Mart / Sam's Club	54	2.8%	AA/Aa2/AA
Lifetime Fitness	14	2.3%	—
Circle K (Couche-Tard)	287	2.1%	BBB/Baa2/-
Sainsbury's	13	2.0%	—
BJ's Wholesale Clubs	15	1.9%	—
Treasury Wine Estates	17	1.8%	—
CVS Pharmacy	84	1.7%	BBB/Baa2/-
Kroger	22	1.7%	BBB/Baa1/-
Super America (Marathon)	137	1.5%	BBB/Baa2/BBB
GPM Investments / Fas Mart	208	1.5%	—
TBC Corp	159	1.4%	A-/Baa1/-
Home Depot	17	1.3%	A/A2/A
Total	2,890	54.0%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.8x [1]
Median EBITDAR/Rent Ratio on Retail Properties	2.6x [1]

(1) Based on an analysis of the most recently provided information from all retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants (2):

Number of Leases	3,125
Percentage of Annualized Rents	49%
Weighted Average Annual Growth Rate on Leases [3]	1.2%


36%
46%
5%
13%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(2) We define investment grade tenants as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 49% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 8% from properties leased to subsidiaries of investment grade companies. Refer to page 22 for investment grade composition by property type.

(3) Excludes leases with percentage rent. For leases with increases that are based on the growth of the consumer price index ("CPI"), we assume CPI grows at 1.5% annually.

Q3 2019 Supplemental Operating & Financial Data
16

Top 10 Industries  Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2019 2018 2017 2016 2015 2014 Convenience stores 11.6% 11.2% 9.6% 8.7% 9.2% 10.1% Drug stores 8.9 10.2 10.9 11.2 10.6 9.5 Health and fitness 7.4 7.4 7.5 8.1 7.7 7.0 Dollar stores 7.1 7.5 7.9 8.6 8.9 9.6 Grocery stores (1) 6.9 5.0 4.4 3.1 3.0 3.0 Theaters 6.7 5.5 5.0 4.9 5.1 5.3 Restaurants - quick service 6.1 5.7 5.1 4.9 4.2 3.7 Transportation services 4.6 5.0 5.4 5.5 5.4 5.2 Home improvement 3.1 3.0 2.6 2.5 2.4 1.7 Restaurants - casual dining 3.1 3.2 3.8 3.9 3.8 4.3 (1) Beginning in 2019, includes grocery stores in the U.S. and the U.K, which represent 5.0% and 1.9% of rental revenue for the quarter ended September 30, 2019, respectively. Q3 2019 Supplemental Operating & Financial Data 17

Industry Diversification  Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2019 2018 2017 2016 2015 2014 U.S. Aerospace 0.8% 0.8% 0.9% 1.0% 1.1% 1.2% Apparel stores 1.1 1.3 1.6 1.9 2.0 2.0 Automotive collision services 1.2 0.9 1.0 1.0 1.0 0.8 Automotive parts 1.5 1.7 1.3 1.3 1.4 1.3 Automotive service 2.4 2.2 2.2 1.9 1.9 1.8 Automotive tire services 2.2 2.4 2.6 2.7 2.9 3.2 Beverages 2.2 2.5 2.7 2.6 2.7 2.8 Child care 2.2 1.7 1.8 1.9 2.0 2.2 Consumer appliances 0.5 0.5 0.5 0.5 0.6 0.5 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.6 0.7 0.8 0.9 0.9 0.9 Convenience stores 11.6 11.2 9.6 8.7 9.2 10.1 Crafts and novelties 0.6 0.7 0.6 0.6 0.6 0.6 Diversified industrial 0.7 0.8 0.9 0.9 0.8 0.5 Dollar stores 7.1 7.5 7.9 8.6 8.9 9.6 Drug stores 8.9 10.2 10.9 11.2 10.6 9.5 Education 0.2 0.3 0.3 0.3 0.3 0.4 Electric utilities 0.1 0.1 0.1 0.1 0.1 0.1 Entertainment 0.4 0.4 0.4 0.5 0.5 0.5 Equipment services 0.4 0.4 0.4 0.6 0.5 0.6 Financial services 2.1 2.3 2.4 1.8 1.7 1.8 Food processing 0.5 0.5 0.6 1.1 1.2 1.4 General merchandise 2.7 2.3 2.0 1.8 1.7 1.5 Government services 0.7 0.9 1.0 1.1 1.2 1.3 Grocery stores 5.0 5.0 4.4 3.1 3.0 3.0 Health and beauty 0.3 0.2 * * * * * Less than 0.1% Q3 2019 Supplemental Operating & Financial Data 18

Industry Diversification (Cont'd)  Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2019 2018 2017 2016 2015 2014 Health and fitness 7.4 7.4 7.5 8.1 7.7 7.0 Health care 1.4 1.5 1.4 1.5 1.7 1.8 Home furnishings 0.7 0.8 0.9 0.8 0.9 0.9 Home improvement 3.1 3.0 2.6 2.5 2.4 1.7 Insurance * 0.1 0.1 0.1 0.1 0.1 Jewelry * 0.1 0.1 0.1 0.1 0.1 Machinery 0.1 0.1 0.1 0.1 0.1 0.2 Motor vehicle dealerships 1.7 1.9 2.1 1.9 1.6 1.6 Office supplies 0.2 0.2 0.2 0.3 0.3 0.4 Other manufacturing 0.6 0.7 0.8 0.8 0.7 0.7 Packaging 1.0 1.1 1.0 0.8 0.8 0.8 Paper 0.1 0.1 0.1 0.1 0.1 0.1 Pet supplies and services 0.6 0.5 0.6 0.6 0.7 0.7 Restaurants - casual dining 3.1 3.2 3.8 3.9 3.8 4.3 Restaurants - quick service 6.1 5.7 5.1 4.9 4.2 3.7 Shoe stores 0.3 0.5 0.6 0.7 0.7 0.9 Sporting goods 0.8 1.1 1.4 1.6 1.8 1.6 Telecommunications 0.5 0.6 0.6 0.6 0.7 0.7 Theaters 6.7 5.5 5.0 4.9 5.1 5.3 Transportation services 4.6 5.0 5.4 5.5 5.4 5.2 Wholesale clubs 2.7 3.0 3.3 3.6 3.8 4.1 Other 0.1 0.1 0.1 0.2 0.2 0.2 Total U.S. 98.1% 100% 100% 100% 100% 100% U.K. Grocery Stores 1.9 — — — — — Total U.K. 1.9% — — — — — Totals 100.0% 100% 100% 100% 100% 100% * Less than 0.1% Q3 2019 Supplemental Operating & Financial Data 19

REALTY INCOME
The Monthly Dividend Company®

Geographic Diversification

(dollars in thousands)

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended September 30, 2019 [(1)]	Percentage of Rental Revenue
Alabama	170	97%	1,594,400	$ 5,973	1.7%
Alaska	3	100	274,600	535	0.1
Arizona	119	100	1,823,200	7,296	2.1
Arkansas	86	100	919,900	2,460	0.7
California	200	99	6,394,800	31,428	8.8
Colorado	97	95	1,554,800	5,894	1.7
Connecticut	21	95	1,378,200	3,279	0.9
Delaware	18	100	93,000	661	0.2
Florida	399	98	4,360,300	19,362	5.4
Georgia	285	97	4,402,200	13,881	3.9
Idaho	12	100	87,000	398	0.1
Illinois	280	99	6,227,600	21,898	6.1
Indiana	192	99	2,353,400	9,409	2.6
Iowa	39	95	3,028,500	4,400	1.2
Kansas	112	96	2,097,500	5,883	1.6
Kentucky	84	99	1,721,700	4,885	1.4
Louisiana	120	97	1,682,700	5,410	1.6
Maine	18	100	203,700	1,225	0.3
Maryland	38	100	1,494,000	5,236	1.5
Massachusetts	58	91	782,100	3,851	1.1
Michigan	195	99	2,224,200	7,819	2.2
Minnesota	166	98	2,261,100	10,613	3.0
Mississippi	172	98	1,892,900	5,509	1.5
Missouri	176	95	2,837,900	9,136	2.6

(1) Includes rental revenue for all properties owned at September 30, 2019. Excludes revenue of $66 from sold properties and rental revenue (reimbursable) of $15,523.

Q3 2019 Supplemental Operating & Financial Data

20

Geographic Diversification (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended September 30, 2019 [(1)]	Percentage of Rental Revenue
Montana	12	100%	89,100	$ 552	0.2%
Nebraska	46	100	708,800	1,763	0.5
Nevada	24	96	1,196,900	2,147	0.6
New Hampshire	13	100	313,100	1,404	0.4
New Jersey	75	99	1,051,300	5,866	1.6
New Mexico	36	100	375,100	1,277	0.4
New York	127	99	2,868,800	15,736	4.4
North Carolina	191	99	3,183,200	10,773	3.0
North Dakota	5	100	95,700	178	*
Ohio	312	98	7,649,200	17,414	4.9
Oklahoma	183	99	2,247,000	7,655	2.1
Oregon	28	100	591,500	2,338	0.7
Pennsylvania	222	98	2,226,900	10,962	3.1
Rhode Island	3	100	158,000	815	0.2
South Carolina	179	96	1,791,200	8,181	2.3
South Dakota	18	100	203,700	476	0.1
Tennessee	249	99	3,676,800	11,497	3.2
Texas	720	99	10,815,700	39,237	11.0
Utah	22	100	933,000	2,267	0.6
Vermont	2	100	88,000	365	0.1
Virginia	212	99	3,134,900	10,242	2.9
Washington	49	98	896,800	3,106	0.9
West Virginia	26	100	427,300	1,463	0.4
Wisconsin	125	98	2,834,400	7,484	2.1
Wyoming	8	100	60,800	317	0.1
Puerto Rico	4	100	28,300	149	*
U.K.	13	100	1,169,000	6,618	1.9
Totals\Average	5,964	98%	100,504,200	$ 356,723	100%

* Less than 0.1%

(1) Includes rental revenue for all properties owned at September 30, 2019. Excludes revenue of $66 from sold properties and rental revenue (reimbursable) of $15,523.

Q3 2019 Supplemental Operating & Financial Data 21

Property Type Composition (dollars in thousands) Percentage of Rental Percentage of Rental Revenue for Revenue for the Annualized Revenue Approximate Leasable the Quarter Ended Quarter Ended from Investment Property Type Number of Properties Square Feet (1) September 30, 2019 (2) September 30, 2019 Grade Tenants (3) Retail 5,787 68,708,100 $ 295,202 82.7% 43.9% Industrial 120 28,520,100 41,395 11.6 80.0 Office 42 3,091,500 13,418 3.8 86.0 Agriculture 15 184,500 6,708 1.9 — Totals 5,964 100,504,200 $ 356,723 100% (1) Includes leasable building square footage. Excludes 3,300 acres of leased land categorized as agriculture at September 30, 2019. (2) Includes rental revenue for all properties owned at September 30, 2019. Excludes revenue of $66 from sold properties and rental revenue (reimbursable) of $15,523. (3) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Q3 2019 Supplemental Operating & Financial Data 22

Same Store Rental Revenue (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Third Quarter 2019

Same Store Rental Revenue

Number of Properties		4,836
Square Footage		83,571,762
Q3 2019	$	293,728
Q3 2018	$	290,176
Increase (in dollars)	$	3,552
Increase (percent)		1.2%

Top 3 Industries Contributing to the Change

Industry		Quarter ended September 30, 2019		Quarter ended September 30, 2018		Net Change	% Change by Industry
Convenience Stores	$	28,168	$	27,706	$	462	1.7%
Automotive Tire Services		8,056		7,713		343	4.4%
Health and Fitness		23,183		22,851		332	1.5%

Year-to-Date 2019

Same Store Rental Revenue

Number of Properties		4,836
Square Footage		83,571,762
YTD Q3 2019	$	882,527
YTD Q3 2018	$	870,157
Increase (in dollars)	$	12,370
Increase (percent)		1.4%

Top 3 Industries Contributing to the Change

Industry		Nine months ended September 30, 2019		Nine months ended September 30, 2018		Net Change	% Change by Industry
Dollar Stores	$	70,279	$	68,847	$	1,432	2.1%
Convenience Stores		84,168		82,815		1,353	1.6%
Automotive Tire Services		24,319		23,358		961	4.1%

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,

(ii) under development or redevelopment, or

(iii) involved in eminent domain and rent was reduced.

Rental revenue amounts presented in our same store rent calculation exclude straight-line rent, the amortization of above and below-market leases and reimbursements from tenants for recoverable real estate taxes and operating expenses.

Q3 2019 Supplemental Operating & Financial Data

23

Same Store Rental Revenue (Cont'd) (dollars in thousands) Same Store Rental Revenue by Property Type Third Quarter 2019 Quarter ended Quarter ended Net % Change by Property Type September 30, 2019 September 30, 2018 Change Property Type Retail $ 238,830 $ 235,824 $ 3,006 1.3 % Industrial 36,112 35,534 578 1.6 % Agriculture 5,604 5,535 69 1.2 % Office 13,182 13,283 (101) (0.8)% Total $ 293,728 $ 290,176 $ 3,552 1.2 % Year-to-Date 2019 Nine months ended Nine months ended Net % Change by Property Type September 30, 2019 September 30, 2018 Change Property Type Retail $ 718,602 $ 707,522 $ 11,080 1.6 % Industrial 108,095 106,411 1,684 1.6 % Agriculture 16,690 16,484 206 1.2 % Office 39,140 39,740 (600) (1.5)% Total $ 882,527 $ 870,157 $ 12,370 1.4 % Q3 2019 Supplemental Operating & Financial Data 24

Occupancy By Property Change in Occupancy Occupied Properties 5,862 Vacant Properties at 6/30/2019 102 Total Properties 5,964 Occupancy 98.3% Expiration Activity (1) + 50 Leasing Activity (2) - 29 By Square Footage Vacant Disposition Activity (3) - 21 Occupied Square Footage 98,640,023 Total Square Footage 100,504,215 Vacant Properties at 9/30/2019 102 Occupancy 98.1% (1) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. By Rental Revenue (Economic Occupancy) (2) Includes 26 expirations that were re-leased to the same tenants without Quarterly Rental Revenue $ 353,270,309 vacancy, two that were re-leased to new tenants without a period of vacancy and one that re-leased to a new tenant after a period of vacancy. See page Quarterly Vacant Rental Revenue (1) $ 8,109,469 26 for additional detail on re-leasing activity. Occupancy 97.8% (3) Includes 12 properties that were vacant at the beginning of the quarter. (1) Based on contractual monthly rents received immediately preceding the date of vacancy. Occupancy by Number of Properties Q3 2019 Supplemental Operating & Financial Data 25

Leasing Activity (dollars in thousands) Re-leased to New Tenant Allocation Based on Number of Leases Re-leased to Without After a Period Re-leasing Q3 2019 Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 6,499 $ 150 $ 208 $ 6,857 New Cash Rents* $ 6,377 $ 154 $ 426 $ 6,957 Recapture Rate 98.1% 102.7% 204.9% 101.5% Number of Leases 26 2 1 29 Average Months Vacant — — 11.9 0.4 Lease Incentives(1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 0.5% Re-leased to New Tenant Re-leased to Without After a Period Re-leasing Year-to-Date Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 46,073 $ 639 $ 813 $ 47,525 New Cash Rents* $ 47,071 $ 488 $ 962 $ 48,521 Recapture Rate 102.2% 76.5% 118.2% 102.1% Number of Leases 174 6 6 186 Average Months Vacant — — 11.8 0.4 Lease Incentives (1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 3.4% (1) Lease incentives are defined as capital outlays made on behalf of a tenant that are specific to the tenant’s use and benefit, and are not capitalized as improvements to the property. Q3 2019 Supplemental Operating & Financial Data 26

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 9.3 years.

Year	Expiring Leases – Retail	Expiring Leases – Non-Retail	Approx. Leasable Sq. Feet	Rental Revenue for the Quarter Ended September 30, 2019	% of Rental Revenue
Total Portfolio (1)					
2019	49	4	383,400	$ 1,729	0.5%
2020	216	10	2,962,500	10,424	2.9
2021	327	16	5,288,900	15,297	4.3
2022	410	22	9,332,000	21,145	5.9
2023	541	23	9,973,300	30,687	8.6
2024	389	16	6,632,100	21,267	6.0
2025	365	16	6,582,500	23,736	6.7
2026	310	4	4,861,900	15,747	4.4
2027	523	5	6,318,000	21,977	6.1
2028	340	14	9,330,300	22,924	6.4
2029	422	7	8,413,100	23,832	6.7
2030	176	14	3,822,700	19,064	5.4
2031	313	25	6,176,200	28,141	7.9
2032	109	4	3,369,900	13,204	3.7
2033	275	1	3,239,600	16,955	4.8
2034 - 2044	987	6	11,902,800	70,008	19.7
Totals	5,752	187	98,589,200	$ 356,137	100.0%

(1) This table sets forth the timing of remaining lease term expirations in our portfolio and their contribution to rental revenue for the quarter ended September 30, 2019. The lease expirations for leases under construction are based on the estimated date of completion of those projects. Excludes revenue of $586 from 120 expired leases, $66 from sold properties, and rental revenue (reimbursable) of $15,523 at September 30, 2019. Leases on our multi-tenant properties are counted separately in the table above.

Q3 2019 Supplemental Operating & Financial Data 27

Earnings Guidance We estimate FFO per share for 2019 of $3.26 to $3.31. We estimate AFFO per share for 2019 of $3.29 to $3.34, an increase of 3% to 5% over 2018 AFFO per share of $3.19. Summarized below are approximate estimates of the key components of the company’s 2019 earnings guidance: 2019 Guidance Net income per share $1.32 to $1.37 Real estate depreciation and impairments per share $2.00 Gains on sales of properties per share ($0.06) FFO per share $3.26 to $3.31 AFFO per share $3.29 to $3.34 Same store rent growth 1.0% Occupancy 98% G&A expenses (% of revenues) (1) <5.0% Property expenses (non-reimbursable) (% of revenues) (1) 1.50% to 1.75% Acquisition volume $3.25 to $3.50 billion Disposition volume $75 to $100 million (1) Excludes tenant reimbursement revenue. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local and foreign real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets,changes in foreign currency exchange rates, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this Supplemental Operating & Financial Data. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. Q3 2019 Supplemental Operating & Financial Data 28

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Christy McElroy	christy.mcelroy@citi.com	(212) 816-6981
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
Deutsche Bank	Shivani Sood	shivani.sood@db.com	(212) 250-4617
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Jonathan Petersen	jpetersen@jefferies.com	(212) 284-1705
	Brandon Travis	btravis@jefferies.com	(212) 778-8743
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Nikita Bely	nikita.bely@jpmorgan.com	(212) 622-0695
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mizuho Securities USA, Inc.	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Kevin Egan	kevin.egan@morganstanley.com	(212) 761-5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Marnie Georges	marnie.georges@raymondjames.com	(727) 567-2638
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650
	Brian Hawthorne	brian.hawthorne@rbccm.com	(440) 715-2653
Scotiabank	Nicholas Yulico	nicholas.yulico@scotiabank.com	(212) 225-6904
	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
	Moshe Levin	levinm@stifel.com	(443) 224-1264
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

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